Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2011, except for the second paragraph of Note 16 as to which the date is July 7, 2011, relating to the financial statements of Horizon Pharma, Inc. (formerly Horizon Therapeutics, Inc.), which appears in Amendment No. 7 to the Registration Statement on Form S-1/A (No. 333-168504).

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

San Jose, California

July 28, 2011